As Filed With the Securities and Exchange Commission on June 17, 2008
                                                     Registration No. 333-145225
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                       TO
                       FORM SB-2, FILED ON AUGUST 8, 2007
                           COMMISSION FILE #333-145225

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            AMERIWEST MINERALS CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                                               20-0266164
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              William J. Muran, CEO
                            AMERIWEST MINERALS CORP.
           5135 Camino Al Norte, Suite 250, North Las Vegas, NV 89031
                                  (702)974-0677
              (Address of Principal Executive Offices and Zip Code)

                    De-Registration of Shares of Common Stock
                            (Full title of the plan)

Approximate date of proposed sale to the public: Sales of securities will cease after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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
THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE 3,250,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH REMAIN UNSOLD, WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.

                          COPIES OF COMMUNICATIONS TO:

                           Law Office of Gary L. Blum
                               Gary L. Blum, Esq.
                         3278 Wilshire Blvd., Suite 603
                             Los Angeles, CA 90010
                              Tel: (213) 381-7450
                              Fax: (213) 384-1035
                         (Agent for Service of Process)


                    DE-REGISTRATION OF SHARES OF COMMON STOCK

ON AUGUST 8, 2007, AMERIWEST MINERALS CORP., A NEVADA CORPORATION (THE "COMPANY"), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT (SEC FILE NO. 333-145225) ON FORM SB-2 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, REGISTERING UP TO 3,250,000 SHARES OF COMMON STOCK IN THE COMPANY'S CAPITAL, PAR VALUE $0.001 PER SHARE (THE "SHARES") TO BE SOLD FROM TIME TO TIME BY THE COMPANY. SUCH REGISTRATION STATEMENT WAS DECLARED EFFECTIVE ON AUGUST 23, 2007. IN ACCORDANCE WITH THE UNDERTAKINGS OF THE COMPANY SET FORTH IN PART II OF THE REGISTRATION STATEMENT, THE COMPANY HEREBY DE-REGISTERS THE SHARES THAT REMAIN UNSOLD AS OF THE DATE HEREOF PURSUANT TO THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED ON JUNE 16, 2008.

                            AMERIWEST MINERALS CORP.


                            BY: /s/ William J. Muran
                               ------------------------------------------
                               WILLIAM J. MURAN, CEO